Exhibit 99.1

Nextracker Reports Q3 FY24 Financial Results

Achieves Record Revenue and Profits; Raises FY24 Guidance

January 31, 2024

FREMONT, CALIF.-- Nextracker (Nasdaq: NXT), one of the world’s leading providers of intelligent solar tracker and software solutions, today announced financial results for the third quarter ended December 31, 2023.

Q3 FY2024 Financial Highlights:

•	Revenue $710 million, up 38% YoY

•	GAAP net income $128 million, diluted EPS $0.87

•	Adjusted EBITDA $168 million, up 168% YoY

•	Adjusted net income $142 million, adjusted diluted EPS $0.96

Q3 FY2024 Business Highlights:

•	Strong execution, significant revenue growth of 38% year-over-year, and supply chain optimization

•	Record backlog; continued demand strength globally, achieved 10-gigawatt milestone in India, Middle East, and Africa regions for projects in operation or under fulfillment

•	High-quality balance sheet with total liquidity of approximately $800 million; strong operating cash flow of $317 million and adjusted free cash flow of $314 million year-to-date

“Nextracker achieved a record third quarter, outperforming across revenue, profit and backlog, which reflects strong execution and spotlights our capability to meet customer requirements. Underpinned by product differentiation that is gaining momentum in the marketplace, we are raising our annual guidance once again,” said Dan Shugar, Founder and CEO of Nextracker. “As the world transitions to renewable energy and with solar leading new power generation, we are well positioned as the global leader in trackers, and we’re just getting started.”

Raised FY2024 Annual Guidance

•	Revenue: $2.425 billion to $2.475 billion (vs. previous $2.3 billion to $2.4 billion)

•	GAAP Net Income: $374 million to $429 million (vs. previous $237 million to $266 million) which includes an estimated $50 million to $80 million of benefit from IRA 45X tax credit vendor rebates

•	GAAP diluted EPS: $2.53 to $2.90 (vs. previous $1.60 to $1.80)

•	Adjusted EBITDA: $475 million to $500 million (vs. previous $390 million to $440 million) which excludes stock-based compensation expense, net intangible amortization, and IRA 45X tax credit vendor rebates

•	Adjusted diluted EPS: $2.55 to $2.75 (vs. previous $1.95 to $2.15) which excludes $0.30 for stock-based compensation expense and net intangible amortization, and excludes $0.28 to $0.45 of benefit from IRA 45X tax credit vendor rebates

Q3 FY2024 Earnings Call

January 31, 2024

1:30p.m. PT / 4:30p.m. ET

Live webcast available on investors.nextracker.com

The webcast replay, along with supporting materials, will be available on the Nextracker IR website following the conclusion of the event.

About Nextracker

Nextracker is a leading provider of intelligent, integrated solar tracker and software solutions used in utility-scale and ground-mounted distributed generation solar projects around the world. Our products enable solar panels power plants to follow the sun’s movement across the sky and optimize plant performance. With power plants operating in more than 30 countries worldwide, Nextracker offers solar tracker technologies that increase energy production while reducing costs for significant plant ROI. For more information, please visit www.nextracker.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the trends for future solar adoption and Nextracker’s outlook for fiscal 2024 and other periods. These forward-looking statements are based on various assumptions and on the current expectations of Nextracker’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextracker’s most recent Quarterly Report on form 10-Q, Annual Report on Form 10-K and other documents that Nextracker has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextracker is not aware of or that Nextracker currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextracker assumes no obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules IV and V attached to this press release, and can be found, along with other financial information including the Earnings Presentation, on the investor relations section of our website at investors.nextracker.com.

Schedule I

Nextracker Inc.

Unaudited condensed consolidated statements of operations and comprehensive income

(In thousands, except share and per share data)

	Three-months ended		Nine-months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	$710,426	$513,370	$1,763,326	$1,383,742
Cost of sales	500,701	431,111	1,290,747	1,187,081
Gross profit	209,725	82,259	472,579	196,661
Selling, general and administrative expenses	48,356	18,613	126,865	55,475
Research and development	12,897	4,984	29,270	13,283
Operating income	148,472	58,662	316,444	127,903
Interest and other income, net	(18,307)	(2,366)	(8,489)	(1,118)
Income before income taxes	166,779	61,028	324,933	129,021
Provision for income taxes	38,818	18,442	51,918	35,218
Net income and comprehensive income	127,961	42,586	273,015	93,803
Less: Net income attributable to Nextracker LLC prior to the reorganization transactions	—	42,586	—	93,803
Less: Net income attributable to redeemable non-controlling interests	86,565	—	171,937	—
Net income attributable to Nextracker Inc.	$41,396	$—	$101,078	$—

Earnings per share attributable to the stockholders of Nextracker Inc. (1)
Basic	$0.67	N/A	$1.78	N/A
Diluted	$0.87	N/A	$1.86	N/A
Weighted-average shares used in computing per share amounts:
Basic	62,108,835	N/A	56,789,399	N/A
Diluted	147,344,370	N/A	147,160,053	N/A

(1)	Basic and diluted earnings per share is applicable only for the period following the initial public offering (“IPO”) and the related Transactions.

Schedule II

Nextracker Inc.

Unaudited condensed consolidated balance sheets

(In thousands)

	As of December 31, 2023	As of March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$367,818	$130,008
Accounts receivable, net of allowance of $1,884 and $1,768, respectively	365,271	271,159
Contract assets	351,545	297,960
Inventories	202,662	138,057
Other current assets	131,664	35,081
Total current assets	1,418,960	872,265
Property and equipment, net	8,369	7,255
Goodwill	265,153	265,153
Other intangible assets, net	1,633	1,321
Deferred tax assets and other assets	401,010	273,686
Total assets	$2,095,125	$1,419,680
LIABILITIES, REDEEMABLE INTERESTS AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	374,919	211,355
Accrued expenses	70,178	59,770
Deferred revenue	180,021	176,473
Due to related parties	58,292	12,239
Other current liabilities	76,027	47,589
Total current liabilities	759,437	507,426
Long-term debt	144,762	147,147
TRA liability and other liabilities	439,396	280,246
Total liabilities	1,343,595	934,819
Redeemable non-controlling interest	3,868,543	3,560,628
Total stockholders' deficit	$(3,117,013)	$(3,075,767)
Total liabilities, redeemable interests, and stockholders' deficit	$2,095,125	$1,419,680

Schedule III

Nextracker Inc.

Unaudited condensed consolidated statements of cash flows

(In thousands)

	Nine-months ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$273,015	$93,803
Depreciation and amortization	3,138	3,594
Changes in working capital and other, net	41,328	(25,015)
Net cash provided by operating activities	317,481	72,382
Cash flows from investing activities:
Purchases of property and equipment	(3,850)	(2,653)
Proceeds from the disposition of property and equipment	—	24
Net cash used in investing activities	(3,850)	(2,629)
Cash flows from financing activities:
Repayments of bank borrowings and long-term debt	(2,813)	—
Net proceeds from issuance of Class A shares	552,009	—
Purchase of LLC common units from Yuma, Inc.	(552,009)	—
Distribution to non-controlling interest holders	(64,365)	—
Net transfers (to) from Parent	(8,335)	1,258
Other financing activities	(308)	—
Net cash provided by (used in) financing activities	(75,821)	1,258
Effect of exchange rate on cash and cash equivalents	—	—
Net increase in cash and cash equivalents	237,810	71,011
Cash and cash equivalents beginning of period	130,008	29,070
Cash and cash equivalents end of period	$367,818	$100,081

	Nine-months ended
Adjusted free cash flow	December 31, 2023	December 31, 2022
Net cash provided by operating activities	$317,481	$72,382
Purchases of property and equipment	(3,850)	(2,653)
Proceeds from the disposition of property and equipment	—	24
Adjusted free cash flow	$313,631	$69,753

Schedule IV

Nextracker Inc.

Reconciliation of GAAP to Non-GAAP Financial measures

(In thousands, except percentages, shares and per share data)

	Three-months ended		Nine-months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP gross profit	$209,725	$82,259	$472,579	$196,661
Stock-based compensation expense	2,497	350	7,668	1,105
Intangible amortization	63	63	188	188
Non-GAAP gross profit	$212,285	$82,672	$480,435	$197,954
GAAP operating income	$148,472	$58,662	$316,444	$127,903
Stock-based compensation expense	13,037	940	39,895	2,790
Intangible amortization	63	63	188	1,145
Legal costs and other	—	—	—	1,441
Non-GAAP operating income	$161,572	$59,665	$356,527	$133,279
GAAP net income	$127,961	$42,586	$273,015	$93,803
Stock-based compensation expense	13,037	940	39,895	2,790
Intangible amortization	63	63	188	1,145
Adjustment for taxes	841	(193)	(4,040)	(1,983)
Legal costs and other	—	—	—	1,441
Non-GAAP net income	$141,902	$43,396	$309,058	$97,196
GAAP Net income	$127,961	$42,586	$273,015	$93,803
Interest, net	(198)	(215)	1,136	(380)
Provision for income taxes	38,818	18,442	51,918	35,218
Depreciation expense	1,055	887	2,950	2,450
Intangible amortization	63	63	188	1,145
Stock-based compensation expense	13,037	940	39,895	2,790
Legal costs and other	—	—	—	1,441
Other tax related income, net	(12,945)	—	(7,259)	—
Adjusted EBITDA	$167,791	$62,703	$361,843	$136,467
Net income (% of revenue)	18.0%	8.3%	15.5%	6.8%
Non-GAAP gross margin	29.9%	16.1%	27.2%	14.3%
Adjusted EBITDA (% of revenue)	23.6%	12.2%	20.5%	9.9%
Diluted earnings per share
GAAP	$0.87	N/A	$1.86	N/A
Earnings per share attributable to Non-GAAP adjustments	$0.09	N/A	$0.24	N/A
Non-GAAP	$0.96	N/A	$2.10	N/A

Diluted shares used in computing per share amounts	147,344,370	N/A	147,160,053	N/A

See the accompanying notes on Schedule V attached to this press release

Schedule V

Nextracker Inc.

Notes

(1) To supplement Nextracker’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share, and adjusted free cash flow. These supplemental measures exclude certain legal and other charges, stock-based compensation expense and intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all the amounts associated with Nextracker’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Nextracker’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions, and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

During fiscal year 2023, the Company granted equity compensation awards to employees under the First Amended and Restated 2022 Nextracker LLC Equity Incentive Plan (the “2022 Nextracker Plan”), Vesting of awards under the Plan was contingent on a Nextracker Initial Public Offering (IPO) which occurred on February 9, 2023. In addition to the 2022 Nextracker Plan, Flex maintains several stock-based incentive plans for the benefit of certain of its officers, directors, and employees, including the employees of Nextracker. Stock-based compensation expense for the nine-month periods also include expense recognized under the Flex plan.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.

Investors & Analysts

Mary Lai

VP, Investor Relations

Investor@nextracker.com

Media & Press

Kristan Kirsh

SVP, Global Marketing

Media@nextracker.com